UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2006

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On May 15, 2006, Global Power Equipment Group Inc. (the “Company”) issued a press release announcing that Al Brousseau had resigned as President and Chief Executive Officer of the Company in order to pursue other personal and professional interests, effective May 15, 2006.

(c) On the same date, the Board of Directors named Larry Edwards to succeed Mr. Brousseau as President and Chief Executive Officer. Mr. Edwards, 56, is currently Chairman of the Board of the Company and re-assumes the positions of President and Chief Executive Officer after retiring from those positions in December 2004 and June 2005, respectively. Mr. Edwards served as the Chief Executive Officer of the Company and its predecessor from June 1998 through June 2005 and as President from June 1988 through October 2003 and from February 2004 until December 2004. From February 1994 until June 1998, Mr. Edwards served as the President of Jason Incorporated’s power generation division. From 1976 until 1994, Mr. Edwards held a number of management positions with Braden Manufacturing, including those of Vice President of Operations, General Manager and President. Mr. Edwards earned a B.S. in Industrial Engineering and Management from Oklahoma State University and an M.B.A. with honors from Oklahoma City University. Mr. Edwards has been a director of the Company and its predecessor since 1998 and was appointed Chairman of the Board in October 2003.

The terms of Mr. Edwards’ employment as President and Chief Executive Officer have not yet been determined. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: May 19, 2006	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

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